SCHEDULE 14 C INFORMATION
              Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[ ]  Preliminary Information Statement
[X]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)


                             CRESCENT CAPITAL, INC.
               (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
          Acap Corporation Common Stock, par value $.10

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:



[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount previously paid:

     2)   Form, schedule or registration statement no.:

     3)   Filing party:

     4)   Date filed:

                             CRESCENT CAPITAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, JULY 16, 1997


         The Annual Meeting of Shareholders of Crescent Capital, Inc. will be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, N.W., Suite 1100 - East Tower, Washington, DC on Wednesday, July 16, 1997 at 12:00 p.m. for the following purposes:

          1.   To elect one Director for the following year;

          2. To transact such other business as may properly come before the meeting.


         The Director has fixed the close of business on May 20, 1997 as the record date for the Shares entitled to notice of and to vote at the meeting or any adjournment thereof.


                                             By Order of the Board of Director



                                                Colin Halpern
                                                Secretary





SEE INFORMATION STATEMENT ENCLOSED.

                             CRESCENT CAPITAL, INC.

                              INFORMATION STATEMENT
                         Annual Meeting of Shareholders
                                  July 16, 1997


         This information statement is being furnished by the director of Crescent Capital, Inc. (the "Company") for use at the annual meeting of Shareholders and any adjournments thereof to be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, N.W., Suite 1100 - East Tower, Washington, DC at 12:00 p.m. on Wednesday, July 16, 1997 (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         This Information Statement was mailed on or about June 7, 1997 to shareholders of record at the close of business on May 20, 1997 (the "Record Date"). The Company has mailed each Shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1996.

         The only business which the Board of Director intends to present or knows that others will present is as set forth in the attached Notice of Annual Meeting of Shareholders.

         Holders of record at the close of business on the Record Date of the Company's Shares will be entitled to vote. At the close of business on the Record Date, the Company had 545,800 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock outstanding and entitled to vote. Each Share has one vote on all matters including those to be acted upon at the Annual Meeting.

         Woodland Limited Partnership, owns 332,860 of the 545,800 shares of Class A Common Stock and all of the shares of Class B Common Stock outstanding and entitled to vote. Woodland Limited Partnership has indicated that it will vote its shares "FOR" the nominee for director specified below. The shares beneficially owned by such shareholder represent approximately 92% of all possible votes in such election, thereby assuring the election of the nominee for the Board of Director.

         The mailing address of the Company is 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20817.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         OWNERSHIP OF EQUITY SECURITIES

         The table below sets forth certain information as of March 1, 1997 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, and (iii) all directors and executive officers as a group. On March 1, 1997, there were 545,800 shares of the Company's Class A Common Stock and 2,000,000 shares of the Company's Class B Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.

Names and Address of                              Amount and Nature of                     Percentage of
  Beneficial Owner                                Beneficial Ownership                         Class
                                                  Class A       Class B                 Class A        Class B
Woodland Limited Partnership(1)                   332,860       2,000,000               60.99%         100%
1301 K St. N.W., Suite 1100
Washington, DC  20005

Colin Halpern                                          0              0                 0%             0%

All directors and officers
  as a group (1 person)                                0              0                 0%             0%

----------------------

(1) Woodland Limited Partnership, a limited partnership of which Woodland Group Corporation is the General Partner, owns substantially all of the Company's issued and outstanding shares of Common Stock. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Ms. Nancy Gillon and one-third by Mrs. Gail Halpern. Gail Halpern is the wife of Colin Halpern. Jay Halpern and Nancy Gillon are the children of Gail and Colin Halpern. By reason of their ownership of the outstanding stock of Woodland Group Corporation, Mr. Halpern, Ms. Gillon and Mrs. Halpern may be deemed to have a beneficial interest in the shares of the Company owned by Woodland Limited Partnership. However, Mr. Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, one director is to be elected, to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Election as a Director requires the favorable vote of the majority of the votes of the shares voting at the election of the Director. The nominee is now a member of the Board of Directors.

         The nominee, his age, the year of his election, his principal occupation during the past five years or more, and his directorships in public companies in addition to the Company, are as follows:


         Colin Halpern, age 60, has served as President, Secretary, Treasurer and Director of the Company since July, 1994. He also currently serves as Chairman of the Board for International Franchise Systems, Inc., Director of Lafayette Industries, Inc., a manufacturer of store fixtures, and President, Chief Executive Officer and Chairman of the Board of Directors of NPS Technologies Group, Inc., all of which are public companies. He has held these positions since December 1993, January 1992 and August 1983, respectively. Mr. Halpern also serves as Chairman of the Board for Red Hot Concepts, a public company that operates Chili's restaurants in the United Kingdom and Australia. From 1985 to the present, Mr. Halpern has also served as the Chairman of Universal Services Group. Mr. Halpern was formerly the Chairman of the Board and Chief Executive Officer of DRC Industries, Inc., a company which, from November, 1975 through October, 1985, had a Budget Rent-A-Car master license agreement for the New York metropolitan area, including LaGuardia and John F. Kennedy Airports.

         In June 1991, the SEC sought and received, and NPS Technologies Group, Inc. ("NPS") consented to the entering of, an order against NPS and its officers and employees that required NPS to file certain periodic reports with the SEC that had not been timely filed and permanently restrained and enjoined NPS and such officers and employees from failing to file in proper form with the SEC accurate and complete reports required to be filed by NPS pursuant to the rules and regulations of the SEC. Mr. Halpern is the President and Director of NPS, which is currently inactive. Since June, 1991 certain of NPS' reports have not been timely filed by NPS and other reports have not been filed in proper form. The SEC has taken no further action against NPS or any of its officers and employees.

         The Board of Director recommends a Vote FOR the Nominee set forth herein.

Director Compensation

         The Director, as an officer of the Company receives no additional compensation for service as a member of the Board of Directors.

Meetings and Committees of the Board of Directors

         The Board of Directors ("Board") held one meeting in 1996 and took all action by unanimous consent. The Company does not have a standing audit, nominating or compensation committee.


                             EXECUTIVE COMPENSATION


Summary Compensation Table

      The following table sets forth the aggregate cash compensation paid by the Company on an annualized basis for the two most recent fiscal years to those executive officers whose salary and bonus exceeded $100,000 in fiscal 1996 and the Chief Executive Officer.

                                                                              Long-Term Compensation
                   Annual Compensation(1)                                             Awards

     Name and                                    Other Annual    Restricted       Securities     All Other
     Principal                          Bonus    Compensation      Stock          Underlying    Compensation
     Position         Year   Salary($)   ($)         ($)         Award(s)($)      Options(#)        ($)
     --------         ----   ---------  -------   -----------    -----------     ----------      ----------
Colin Halpern         1996    $48,000     ---        ---            ----           ------         ------
President             1995    $48,000     ---        ---            ----           ------         ------

(1) Excludes certain perquisites and other amounts, which, for any executive officer did not exceed, in the aggregate the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.


Stock Option Grants

      The Company's Chief Executive Officer did not hold any stock options or stock appreciation rights as of December 29, 1996.

                              CERTAIN TRANSACTIONS


Transactions with Affiliates

         The Company has entered into several transactions with affiliates. The Company believes that the terms of the transactions with affiliates are on terms at least as favorable as could have been obtained from unaffiliated third parties. The Company will require that in the future, transactions with affiliates will continue to be made on terms the Company believes are at least as favorable as those obtainable from unaffiliated third parties.

Affiliation with Woodland

         Woodland Limited Partnership is a partnership controlled by members of Mr. Colin Halpern's family. Mr. Halpern is the President and sole director of the Company. Woodland Limited Partnership owns approximately 92% of the outstanding voting stock of the Company. Crescent has advanced funds from time to time to Woodland. Woodland Limited Partnership owes Crescent $1,471,997 for short term advances and $1,852,275 in a stock receivable for the conversion of Class B shares to Class A shares. On December 31, 1995, the amount owed to Crescent from Woodland was $1,473,000.

Amounts Due To International Franchise Systems

Crescent owes International Franchise Systems $1,839,325. These funds were advanced on a short-term basis and are interest bearing at 8% per annum. On
December 31, 1995, the amount owed to International Franchise Systems by Crescent was $1,369,261.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company from its inception has engaged the firm of Moore Stephens, P.C.(formerly Mortenson and Associates, P.C.) as its independent public accountants, and the Board of Directors has selected Moore Stephens, P.C. as auditors of the Company for 1997.

         A representative of Moore Stephens, P.C. will be present at the Annual Meeting, and will be given the opportunity to make any statement he desires to make and will be available to respond to questions.

                                  OTHER MATTERS

         In addition to the solicitation of proxies by the use of the mails, the Company may utilize some of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. The Company does not currently intend to retain a solicitation firm to assist in the distribution of proxy statements and the solicitation of proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

                             SHAREHOLDERS' PROPOSALS

         Any proposal which a Shareholder intends to present at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 15, 1997 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.


         The Company will provide Shareholders, without charge, a copy of the Company's annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 1996, including the financial statements and schedules attached thereto, upon written request to Mr. Colin Halpern, at Crescent Capital, Inc., 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20817

                                      By order of the Board of Director



                                           Colin Halpern
                                           Director and President

June 7, 1997